SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 DATE OF REPORT
                (Date of earliest event reported) April 19,2002.

                             THE CREDIT STORE, INC.

             DELAWARE                     000-28709               87-0296990
 (State or Other Jurisdiction of    Commission file number     (I.R.S. Employer
  Incorporation or Organization)                             Identification No.)


             3401 NORTH LOUISE AVENUE                          57107
            SIOUX FALLS, SOUTH DAKOTA                        (Zip Code)
     (Address of Principal Executive Offices)



Registrant's telephone number, including area code:  (800) 240-1855
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                                 Not Applicable
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          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER ITEMS.

CREDIT FACILITIES

In April 2002, the Credit Store, Inc. (the "Company") obtained a new one year, $3.0 million credit line from Plains Commerce Bank. Amounts borrowed under the new facility bear interest at an annual rate equal to prime +2% and are secured by performing credit card accounts. The Company expects to use the credit line for general corporate purposes, including working capital and repayment of certain other maturing debt obligations. In connection with the new facility, the maximum credit line under the Company's senior secured credit facility with Coast Business Credit was reduced from $11.0 million to $9.6 million.

Separately, the accelerated amortization period of the TCS Funding IV credit facility, scheduled to begin in April, 2002, was extended by the Lender to October 1, 2002.

WORK FORCE REDUCTION

The Company also recently reduced its work force by 15 employees, or approximately 5% of the total number of employees, in an effort to capitalize on operating efficiencies and lower its operating costs.

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                                   SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the issuer has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 19, 2002

                                            THE CREDIT STORE, INC.


                                            By /s/ Kevin T. Riordan
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                                               Kevin T. Riordan
                                               President and Chief Operating
                                                  Officer